Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc. of our report dated March 30, 2011 relating to our audits of the financial statements of The Connecticut Bank and Trust Company as of December 31, 2010 and 2009 and for the years then ended.  We also consent to the reference to us under the heading “Experts” in the Prospectus included in the Registration Statement.

Boston, Massachusetts
December 16, 2011